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                                                                    EXHIBIT 23.7



                        [RYDER SCOTT COMPANY LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     Ryder Scott Company hereby consents to the use of its oil and gas reserve reports in this Form S-3 Registration Statement dated November 5, 1997 (the "Registration Statement") filed with the Securities and Exchange Commission by Magnum Hunter Resources, Inc. and to the references to our firm under the captions "Business and Properties" and "Experts" in the Registration Statement.


                                                   /s/  RYDER SCOTT COMPANY
                                                   /s/  PETROLEUM ENGINEERS
                                                   ------------------------
                                                        Ryder Scott Company
                                                        Petroleum Engineers

Houston, Texas
November 5, 1997